Exhibit 10.10.2

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS, WERE OMITTED BECAUSE THOSE PORTIONS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

SECOND AMENDMENT AGREEMENT
This Second Amendment Agreement (“Second Amendment Agreement”) is made and effective as of December 19th, 2019 (the “Effective Date”) with the Parties’ obligations hereunder to commence on January 1st, 2022 (the “Commencement Date”) by and between (i) Regeneron Ireland Designated Activity Company (“RIRE”) and (ii) Bayer Healthcare LLC (“Bayer”).
WHEREAS, Regeneron Pharmaceuticals, Inc., the ultimate parent company of RIRE, (“Regeneron”) and Bayer were Parties to a License and Collaboration Agreement having an effective date of October 18, 2006, which was amended by a Restated Amendment Agreement effective May 7, 2012 and dated December 30, 2014 (“Restated Amendment Agreement”) to reflect changes in the financial and other arrangements with respect to the Commercialization of Licensed Products in Japan (the said License and Collaboration Agreement, as amended, the “LCA”) and partially assigned to RIRE;
WHEREAS, Regeneron and Bayer agreed that Licensed Products would be Commercialized in Japan by Santen Pharmaceutical Co., Ltd. (“Santen”) pursuant to a Co-Promotion and Distribution Agreement by and between Bayer Yakuhin, Ltd (“BYL”) and Santen dated May 7, 2012 which was subsequently amended on July 14th, 2016 (the said Co-Promotion and Distribution Agreement, as amended, the “Santen Co-Promotion Agreement”);
WHEREAS, the Santen Co-Promotion Agreement will expire on December 31st, 2021 and BYL and Santen would like to extend it, subject to the terms and conditions of an Amended and Restated Co-Promotion and Distribution Agreement (the “Extended Santen Co-Promotion Agreement”);
WHEREAS, the Parties would like to revise several terms and conditions in the Santen Co-Promotion Agreement considering the anticipated changes to the Anti-VEGF market in the future and a potential launch of a Licensed Product bio-identical; and
WHEREAS, the extension and changes to the Santen Co-Promotion Agreement require the consent of RIRE and certain further amendments to the LCA.
NOW THEREFORE, in consideration of the promises set forth herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.Definitions.    Capitalized terms used in this Second Amendment Agreement which are not defined herein and are defined in the LCA shall have the meanings ascribed to them in the LCA. Capitalized terms used in this Second Amendment Agreement which are not defined herein and are not defined in the LCA shall have the meanings ascribed to them in the Santen Co-Promotion Agreement or the Extended Santen Co-Promotion Agreement and such definitions are hereby deemed incorporated by reference into Article I of the LCA.
2.Date of Commencement. The Santen Co-Promotion Agreement shall continue in force until December 31, 2021 and the Extended Santen Co-Promotion Agreement shall become effective on the Commencement

Date. The Restated Amendment Agreement shall also continue to apply until December 31, 2021 with this Second Amendment Agreement becoming effective on the Commencement Date.
3.Continuing Effect.    Except as specifically modified by this Second Amendment, all of the provisions of the LCA (including the Restated Amendment Agreement) are hereby ratified and confirmed to be in full force and effect. Where references are made in the Restated Amendment Agreement to the Santen Co-Promotion Agreement, following the Commencement Date such references shall be to the Extended Santen Co-Promotion Agreement.
4.Regeneron Consent to Sublicense Grant.    RIRE hereby expressly agrees and consents for the Initial Extension Term and for the Renewal Term (as defined in the Extended Santen Co-Promotion Agreement) to a sublicense by Bayer to BYL of Bayer’s rights under the Regeneron Intellectual Property granted by RIRE to Bayer pursuant to the LCA provided such sublicense is in compliance with Section 4.3 of the LCA unless agreed in writing by RIRE with Bayer, and to BYL’s further sublicense of such rights to Santen, pursuant to the terms of the Extended Santen Co-Promotion Agreement, provided that such agreement and consent shall not alter or affect in any manner Bayer’s obligations of RIRE’s rights under the LCA which shall remain in full force and effect, including without limitation under such Section 4.3.
5.[***].
6.Japan Profit Share.    With effect from the Commencement Date, the Purchase Price Adjustment arrangement shall cease to apply, and the Parties shall revert to a profit share arrangement for Japan. In determining the Territory Profit Split in accordance with Schedule 2 of the LCA, the following clarifications and modifications shall apply to Japan:

(a)	Net Sales will be calculated on the basis of sales by BYL to Santen with the gross amount invoiced corresponding to [***] pursuant to the Santen Co-Promotion Agreement; and

(b)	[***], calculated in accordance with the Extended Co-Promotion Agreement, shall be added as a deduction in Section 1.65 of the LCA in the calculation of Net Sales. [***].
[***].
7.Treatment of Santen Eylea Inventory on Commencement Date.  As part of the first Global True-Up following the Commencement Date, Bayer will compensate RIRE for the Eylea inventory that Santen has on-hand as of [***]. Such compensation will be calculated according to the following formula: Santen inventory units of Licensed Product in its possession on [***], converted to US Dollars using the Quarter exchange rates.
8.Schedule 2.    Schedule 2 of the LCA is deleted and replaced with the Amended and Restated Schedule 2 attached to this Second Amendment Agreement, and all references to Schedule 2 in this Second Amendment Agreement or in the LCA from and after the Commencement Date shall refer to such Amended and Restated Schedule 2.
9.Entire Agreement. The LCA (including the Restated Amendment Agreement), this Second Amendment Agreement and any written agreements executed by both Parties pertaining to the subject matter therein or herein, contain the complete understanding and entire agreement of the Parties hereto with respect to subject matter hereof and thereof and said documents supersedes all prior understandings and agreements, whether written or oral, relating to the subject matter hereof and thereof. This Second Amendment Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
10.Headings. Headings in this Second Amendment Agreement are for convenience of reference only and shall not be considered in construing this Second Amendment Agreement.
11.Counterparts. This Second Amendment Agreement may be executed in counterparts, with each part being deemed an original, and that an electronic copy signature shall have the same force and effect as an original signature.

12.Miscellaneous.    The provisions of Section 20.1 of the LCA shall apply, mutatis mutandis, to this Second Amendment Agreement. If there is a direct conflict between the provisions of the LCA (including the Restated Amendment Agreement) and this Second Amendment Agreement, this Second Amendment Agreement shall govern. This Second Amendment Agreement may be amended only by a writing executed by an authorized representative of each of the Parties.

[Signatures appear on following page]

IN WITNESS WHEREOF, each of the Parties has cause this Second Amendment Agreement to be executed as of the date hereof by a duly authorized corporate officer.

REGENERON IRELAND DESIGNATED ACTIVITY COMPANY	BAYER HEALTHCARE LLC
By: /s/Muriel O’Byrne	By: /s/Ganesh Kamath
DATE: December 19, 2019	DATE: December 19, 2019

Amended and Restated Schedule 2
Quarterly True-Up

At the end of each Quarter, the Parties will calculate the net payment one Party shall be required to make to the other Party (the “Quarterly True-Up”) equal to (a) the Territory Profit Split for such Quarter (as set forth in Part I), plus (b) the Regeneron Reimbursement Amount for such Quarter (as set forth in Part II), plus or minus (c) the Global True-Up (as set forth in Part III), minus (d) the Global Development Balance Payment (commencing in the Quarter of the First Commercial Sale in a Major Market Country) (as set forth in Part IV). In the event that the Quarterly True-Up is an amount greater than zero, such amount shall be payable by Company to Regeneron in accordance with the terms set forth in Article 9. In the event that the Quarterly True-Up is an amount less than zero, the absolute value of such amount shall be payable by Regeneron to Company in accordance with the terms set forth in Article 9. An example of the Quarterly True-Up is shown in Part V.

I. TERRITORY PROFIT SPLIT
The “Territory Profit Split” shall mean fifty percent (50%) of Territory Profits in a Quarter. “Territory Profits” shall mean aggregate Net Sales in the Territory in the Quarter less the sum of aggregate COGS and aggregate Shared Promotion Expenses incurred by both Parties in the Territory in the Quarter.

An example of a calculation of the Territory Profit Split in a Quarter would be:

	Aggregate	Company	Regeneron	Territory Profit Split

Net Sales in the Territory	1000	1000
COGS	(50)	(50)	0
Shared Promotion Expenses	(350)	(300)	(50)

Territory Profits	600			300

II. REGENERON REIMBURSEMENT AMOUNT
The “Regeneron Reimbursement Amount” for a Quarter shall mean (a) Shared Promotion Expenses incurred by Regeneron in the Quarter (if any), plus (b) Commercial Supply Costs incurred by Regeneron in the Quarter (if any), plus (c) Development Costs incurred by Regeneron under the Territory Development Plan in the Quarter (if any).

An example of a calculation of the Regeneron Reimbursement Amount in a Quarter would be:

Regeneron Shared Promotion Expenses	50
Regeneron Commercial Supply Costs	10
Regeneron Development Costs under Territory Development Plan	5
Regeneron Reimbursement Amount	65

III. GLOBAL TRUE-UP

The “Global True-Up” for a Quarter shall mean (a) fifty percent (50%) of the sum of (i) aggregate Development Costs incurred by both Parties under the Global Development Plan in the Quarter and (ii) aggregate Other Shared Expenses incurred by both Parties in the Quarter, minus (b) one hundred percent (100%) of the sum of (i) Development Costs incurred by Company under the Global Development Plan in the Quarter and (ii) Other Shared Expenses incurred by Company during the Quarter. If the Global True-Up is a positive number, it shall be added in the calculation of the Quarterly True-Up and, if it is a negative number, the absolute value of such amount shall be subtracted in the calculation of the Quarterly True-Up.

An example of a calculation of the Global True-Up in a Quarter would be:

	Aggregate	Company	Regeneron	Global True-Up

Development Costs under Global Development Plan	80	30	50
Other Shared Expenses	40	35	5
Total	120	65	55	(5)

IV. GLOBAL DEVELOPMENT BALANCE PAYMENT

The “Global Development Balance” for a Quarter shall mean (a) twenty-five percent (25%) of the aggregate amount of Development Costs incurred by both Parties under the Global Development Plan from January 1, 2007 through the close of such Quarter ([***]), plus (b) fifty percent (50%) of the aggregate amount of Development Costs incurred by both Parties under the Territory Development Plan from the Effective Date through the close of such Quarter (excluding Development Overruns in connection with the Territory Development Plan that were not approved by both Parties’ representatives on the JSC), less (c) the aggregate amount of Global Development Balance Payments included in the calculation of the Quarterly True-Up in all prior Quarters.

The “Global Development Balance Payment” shall mean [***].

An example of a calculation of the Global Development Balance Payment in a Quarter would be:

Territory Profit Split	300
Global Development Balance	200
[***]	[***]
Global Development Balance Payment	10

V. EXAMPLE OF QUARTERLY TRUE-UP

An example of a calculation of the Quarterly True-up in a Quarter would be:

Territory Profit Split	300
Regeneron Reimbursement Amount	200
Global True-Up	(5)
[***]	[***]
Quarterly True-up	[***]

In this example, Company would pay Regeneron [***] in accordance with the terms set forth in Article 9.